Filed pursuant to Rule 433
Registration Statement 333-137902
Dated March 13, 2008

About ELEMENTS - Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific:
underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 ELEMENTS Details Investment Vehicle

 ELEMENTS are senior, unsecured debt obligations of an investment grade issuer, and are. de.signed to provide. investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof.

 Investor Fee

The amount investors receive on the. maturity date or upon e.arly repurchase by the issuer will be based on the direction of and percentage change in the level of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the per annum investor fee. Secondary market prices will also reflect the investment fee. The investor fee will depend on the nature of the underlying market measure and/or strategy. For more information, please refer to the prospectus for a particular ELEMENTS.

 Payment at Maturity

 If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that reflects the performance of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the investor fee.

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About ELEMENTS - Highlights

 ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

 Payment at Maturity

If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that is linked to the performance of the underlying index less the investor fee,

 No Principal Protection

 ELEMENTS are not principal protected. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure, If the value of the underlying market measure decreases, or for
 Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less than their original investment in ELEMENTS upon maturity or repurchase by the issuer,

 No Dividend Distribution

 ELEMENTS will not make dividend distributions in the case of equity underlying,

 Distributions

Equity- and Commodity-linked  ELEMENTS do not make periodic  distributions.  Any income on the return is reflected in the daily indicative value,

Currency-linked ELEMENTS pay distributions as specified in the applicable prospectus,

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   About ELEMENTS - Highlights

 ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

features  that may make them a more  attractive  investment  vehicle  to certain investors than index mutual funds and ETFs.,

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   About ELEMENTS - Highlights

 ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

                                                                               4

   About ELEMENTS - Benefits & Risks

  ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

 Benefits

 Access to Hew Markets and Strategies
Certain asset classes and strategies are not easily accessible to individual investors. ELEMENTS provide opportunlties to gain exposure to these asset classes and strategies In a cost-efficient way.

 Portfolio Diversification

ELEMENTS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof. ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles in order to construct a well-rounded portfolio to meet their investment objectives.

Certain asset classes, such as commodities and currencies, tend to have low correlations to traditional investments, such as stocks and bonds. Low correlation means the performance of one asset class has little relation with the performance of the othe, asset doss. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunIty to diverSsiy their portfolio and thereby potentially reduce the risk profile of their portfolio.

 Price Transparency

 ELEMENTS are designed to provide a return that is linked to lhe perforrnonce of an underlying market measure less the investor fee.

The daily closing prices, daily closing indicative values and repurchase values'
of all ELEMENTS will be available on the product section under ELEMENTS Products, so that investors can easily track Ihe performance of their ELEMENTS.

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   About ELEMENTS - Benefits & Risks

 ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

 ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles III order to construct a wello rounded portfolio to meet their Investment objectives.

 Certain assets such as commodities and currencies, tend to have low correlations te traditional investments, such as stocks and bonds. low correllation means the performance of one asset dass has little relation with the performance of the other asset class. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunity to diversify their portfolio and thereby potentially reduce the risk profile of their portfolio.

 Prlce Transparency

 ELEMENTS are designed to provide a return that is linked to the performance of an underlying market metlsure less the investor fee.

The daily closing prices, daily closing indicative values and repurchase values(l) of all ELEMENTS will be available on the product section under
ELEMENTS products, so that Investors can easily track the performance of their
ELEMENTS.

(1)An Indicative value for a particular ELEMENTS is equal to the repurchase value when ELEMENTS are eligible to be repurchased. The indicative value will be provided for reference purposes only the official daily or weekly repurchase value (as specified in each (elevant ELEMENTS prospectus) Will be used for any repurchase by the Issuer. For more information, please refer to the particular
ELEMENTS prospectus.

 Tax Treatment

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   About ELEMENTS - Benefits & Risks

 ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

Tax Treatment

o    Equity- and Commodity-linked ELEMENTS

        ELEMENTS are intended to offer a tax efficient way to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders, In contrast, the timing of the realization of gain, or losses on thair ELEMENTS is based on when investors buy and sell their
        investment.Under the intended treatment, investor will only realize gain. or losses upon the sale, maturity or repurchase by the issuer of their ELEMENTS

     Prospectuses offaring ELEMENTS will include information regarding their axpected tax treatment, and an investor should read this for a more complete understanding of the intended tax treatment of particular ELEMENTS and any related tax risks, We do not offer tax or lagal advice, An investor should consult with tax and legal advisors before investing.

Currency-linked ELEMENTS

        Tha Currency ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of
        Currency ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accrueed or received by such holders (in accordance with their regular method of tax accounting), Gain or loss recognized in connection with the sale, maturity Or repurchase by the issuer of
        Currency ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rate.

     Proospectuses offering Currency-linked ELEMENTS will include information regarding their tax treatment, and an investor should read this for a more complete understanding of the tax treatment of particular currency-linked
     ELEMENTS and any related tax risk. We do not offer
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   About ELEMENTS - Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure, ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors.
After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange,

 Currency-linked ELEMENTS

        Tha Currency ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of
        Currency ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accrueed or received by such holders (in accordance with their regular method of tax accounting), Gain or loss recognized in connection with the sale, maturity Or repurchase by the issuer of
        Currency ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rate.

     Proospectuses offering Currency-linked ELEMENTS will include information regarding their tax treatment, and an investor should read this for a more complete understanding of the tax treatment of particular currency-linked
     ELEMENTS and any related tax risk. We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing

 Investors should note that the generally intended tax treatmetn discussed above may not apply to all ELEMENTS, and that the expected tax treatment of particular ELEMENTS will depend on the specific nature and terms of those
 ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ElEMENTS. In evaluating any potential investment in ElEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

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About ELEMENTS - Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

summary in the relevant disclosure document tor particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

 Flexibility and Liquidity

 Like equities, ELEMENTS offer the liquidity provided by exchange listing.
ELEMENTS also provide a liquidity-enhancing institutional-size repurchase feature during some or all of their term. Individual investors can choose. to sell ELEMENTS in the secondary market at market prices during trading hours or hold ELEMENTS until maturity or repurchase by the issuer. Investors may offer
ELEMENTS for repurchase by the issuer on a daily or weekly basis (as specified in each ELEMENTS prospectus). The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

Risks

 Summarized below are potential risks associated with an investment in ELEMENTS.
 For a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

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   About ELEMENTS - Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 ELEMENTS prospectus). The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult a broker or financial advisor for more information, Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

 Risks
Summarized below are potential risks associated with an investment in
 ELEMENTS, for a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

 No Principal Protection

 ELEMENTS are not principal protected, At maturity or upon repurchase, investors will receive a cesh payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity- linked
 ELEMENTS, investors will receive less than their original investment in
 ELEMENTS upon maturity or repurchase by the issuer.

 Underlying Index Risk

The return on each Equity- and Commodity-linked ELEMENTS is linked to the performance of its underlying index, which, in turn, is linked to the price of the underlying index components. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your Equity- and Commodity-linked ELEMENTS in unforeseeable ways.

 Concentrated Investment Risk

The underlying components of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

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   About ELEMENTS - Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

unpredictably, affecting the value of the underlying index and, consequently, the value of your ELEMENTS in unforeseeable ways.

 Concentrated Investment Risk

The underlying components of some ELEMENTS may be concentrated in a specific sector, The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

 Interest Payments

 You may not be entitled to receive periodic interest payments on your ELEMENTS.
 As each series of ELEMENTS has differing characteristics, you should review the prospectus applicable to that series to determine whether interest accrues on the ELEMENTS and, if so, at what rate.

Issuer Risk

ELEMENTS are unsecured debt securities of the issuer. The repayment of the principal interest, if any and the paymant of any returns at maturity or upon repurchase by the issuer are dependent on that issuer's ability to pay.

 A Trading Market for the ELEMENTS May Not Develop

 Although ELEMENTS are listed on a U,S, securities exchange, a trading market for ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions, However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The issuer is not required to maintain any listing of ELEMENTS on an exchange.

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   About ELEMENTS - Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Additional Risks specific to Currency Linked ELEMENTS

 Distribution based On the Index and the Exchange Rate

 Because the accrued Distribution payable on the Securities is based on the performance of the Index (which takes into account the Annual Investor Fee and the deduction of 0,25% per annum from the Deposit Rates) and the Exchange
 Rate, the accrued Distribution you receive may be less than the interest you would receive on a conventional debt security that you could purchase today with the same maturity as the Securities. Accordingly, the accrued
 Distribution paid during any Distribution Period and/or in aggregate over the term of the Securities may not compensate you for the risks associated with holding the Securities.

 Currency Risk

The return on the Currency-linked ELEMENTS is linked to the performance of the exchange rate which, in turm, is linked to the value of the underlying market measure. Currency prices may change unpredictably, affecting the exchange rates and, consequently, the value or the Currency-linked ELEMENTS in unforeseeable ways.

 Call Risk

The Issuer has the right to repurchase your Securities in whole and not in part if the Deposit Rates decreases to or below 0.6S% on any Business Day within seven calendar days of such decrease, The amount you may receive upon a call by the Issuer may be less than the U,S, dollar principal amount you would receive on your investment at maturity or if you had elected to have the Issuer repurchase your Securities at a time of your choosing.

It they engage in such transactions, they may stop at any time, The Issuer is not required to maintein any listing of ELEMENTS on an exchange,

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   About ELEMENTS - Tax Information

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 ELEMENTS Treatment for U.S. Federal Income Tax Purposes

 Equity- and Commodity-linked ELEMENTS

 On Fridey, December 7, 2007, the U.S. Internal Revenue Service (the "IRS")
released a notice announcing that they are reviewing the proper U,S. federal income tax treatment of prepaid forward contracts, which is how it is intended that the Equity- and Commodity-linked ELEMENTS be treated for tax purposes,
According to the notice, the IRS and the U.S. Department of the Treasury are actively considering, among other things, whether the holder of such an instrument should be required to accrue either ordinary income or capital gain on a current basis, end they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under any such guidance, which could be applied retroactively, holders of ELEMENTS may ultimetely be required to accrue income currently, or may be subject to an interest charge when their ELEMENTS are sold or redeemed, and that non-U.S. holders may be subject to withholding tax on all or a portion of any required accruals of income, potential investors should consult their tax advisers concerning the potential effect, if any, of the above considerations on their investment in ELEMENTS. Unless and until such time as the government determines that some other treatment is more appropriate, it is intended that the current tax treatment of ELEMENTS will remain unchanged.

 No Administrative or judicial ruling directly discusses the treatment of
 ELEMENTS. It is intended that the ELEMENTS be treated for U.S. tax purposes as prepaid contracts with respect to the relevant stock, stock index, commodities index or similar underlying benchmark, If this U.S. tex treatment is respected, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, and investors should not recognize taxable income due to interest inclusions or original issue discount (OID) during their holding period of
 ELEMENTS. Therefore, under this treatment, investors should only recognize a capital gain or loss upon the sale, maturity or repurchase by the issuer of their ELEMENTS.

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   About ELEMENTS - Tax Information

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Currency-linked ELEMENTS

The Currency-linked Elements will be treated as "foreign currency" debt instruments for U,S. federal income tax purposes. Holders of Currency-linked
ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accured or received by such holders (in accordance with their regular method of tax accounting).Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of Currency-linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

Investors should note that the tax treatment discussed above may not apply to all Currancy-linked ELEMENTS, and that the tax treatment of particular
Currency-linked ELEMENTS will depend on the specific nature and terms of those
Currency-linked ELEMENTS. The tax summary provided in the disclosure document for a particular Currency-linked ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those Currency-linked ELEMENTS. In evaluating any potential investment in Currency-linked ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relev~nt disclosure document for the particular Currency-linked ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those currency-linked ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those
ELEMENTS.

 No assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatrnent of Currency-linked ELEMENTS. Even if the tax trutment of Currency-linked ELEMENTS is changed for any reason only on a prospective basis, that, could affect our ability to issue additional
 Currency-linked ELEMENTS under an existing pricing supplement, which could affect liquidity for Currency-linked ELEMENTS issued prior to such change.

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   About ELEMENTS - Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 General

 What are ELEMENTS?

 ELEMENTS are senior, unsecured debt obligations of a highly rated issuer {S&P credit rating of AA or better}, and are designed to provide investors with exposure to the total returns of various market measures across asset classes.
ELEMENTS are not equities or index mutual funds, but they do share several characteristics with these investments. For example, like equities, they trade on an exchange and can be shorted. Like an index mutual fund they are linked to the return of an underlying market measure.

 What are the advantages of ELEMENTS?

 ELEMENTS provide investors with convenient access to the returns of market measures, less investor fees, with easy transferability and an exchange listing. The ELEMENTS structure allows investors to achieve cost-effeetive, tax-efficient investment in previously expensive or difficult-to-reach market sectors or strategies.

 How are the returns of ELEMENTS calculated?

 ELEMENTS are designed to provide investors with a return that is linked to the total return of an underlying market measure less the investor fee.

 Will ELEMENTS have a dailv net asset value (NAV}?

 ELEMENTS will NOT have a daily NAV because ELEMENTS are debt securities, not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market
 (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

Will ELEMENTS have a daily net asset value (NAV)?
ELEMENTS will NOT have a daily NAV because ELEMENTS are debt securities, not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products page.

What is the difference between market (trading) price and closing indicative value for ELEMENTS?
The market (trading) price for ELEMENTS is the bid or ask price based on supply and demand of each ELEMENTS on the relevant U.S. securities exchange. On the other hand, the term "indicative value" is used to refer to the value at a given time determined based on the following equation for Equity- and Commodity-linked ELEMENTS (for Currency-linked-ELEMENTS, refer to the specific currency product pages):
Closing Indicative Value = $10 X (Closing Index Level / Initial Index Level) X Current Fee Factor
where:

> Closing Index Level = The most recent published closing level of the index available;
> Initial Index Level = The closing level of index on the inception date; and
> Current Fee Factor = One minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable date divided by 365.

If an issuer's credit rating is downgraded, what happens to the closing indicative

About ELEMENTS - Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Do ELEMENTS make distributions?

Equity- and Commodity-linked ELEMENTS do not make dividend distributions.

Currency-linked ELEMENTS may make periodic distribution, less an investor fee.
The procedures used to determine the amount of distribution, if any, will be specified in the relevant ELEMENTS prospectus.

 Do ELEMENTS offer principal protection?

 ELEMENTS do not offer principal protection. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure, If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and
Commodity-linked ELEMENTS, investors will receive less than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

Are ELEMENTS registered with the Securities and Exchange Commission?

 Yes, ELEMENTS are registered under the Securities Act of 1933, ELEMENTS are not required to be registered with the SEC under the Investment Company Act of
 1940.

Do ELEMENTS have voting rights?

ELEMENTS are debt securities and have voting rights only for the changes to their terms.

For commodity-based ELEMENTS, are ELEMENTS regulated by the CFTC (Commodity
Futures Trading Commission)?

No. ELEMENTS are debt securities issued by a highly rated corporate issuer.
However, futures contracts underlying the relevant market index may be regulated by the CFTC,

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   About ELEMENTS - Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 Equity- and Commodity-linked ELEMENTS

 What makes Equity- and Commodity-linked ELEMENTS a tax-efficient investment option?

 ELEMENTS are intended to provide a tax-efficient means to invest. Unlike mutual funds that may be required to make taxable distributions to shareholders,
ELEMENTS currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in ELEMENTS. Under the intended tax treatment, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, so there should be no interest inclusions or OID on ELEMENTS.

 Investors should note that the generally intended tax treatment discussed above may not applv to all ELEMENTS, and that the upeaed tax treatment of particular
ELEMENTS will depend on ttle specific nature and terms of those ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure dowment for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those
ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

 How is the tax treatment of Equity- and Commodity-linked ELEMENTS different from that of a traditional bond?

 ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes which means that interest payments on typical corporate bonds are treated as income and prinopal

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   About ELEMENTS - Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

 discussion in respect of those ELEMENTS. [n evaluating and potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

How is the tax treatment of Equity- and Commodity-linked ELEMENTS different from that of a traditional bond?

 ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value
(principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because under the intended tax treatment of ELEMENTS should not be treated as debt for U.S. federal income tax purposes,there should be no interest indusions Or OID on ELEMENTS.

 Equity- and Commodity-linked ELEMENTS are Issued in the form of unsecured debt securltles of a corporate Issuer-might they also be treated as debt for tax purposes?
The tax treatment of a security as debt or equity does not necessarily follow the form of the security, Where a security in the form of debt lacks certain essential characteristics of debt such as guaranteed repayment of principal investment or interest accrual, and has the economic characteristic. of another type of investment the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes,

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   About ELEMENTS - Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

intended tax treatment of ELEMENTS should not be treated as debt for U.S.
federal income tax purposes, there should be no interest inclusions or OID on
ELEMENTS.

 Equity- and Commodity-linked ELEMENTS are issued in the form of unsecured debt securities of a corporate issuer-might they also be treated as debt for tax purposes? The tax treatment of a security as debt or equity does not necessarily follow the form of the security, Where a security in the form of debt lacks certain essentia1 characteristics of debt such as guaranteed repayment of principa1 investment or interest accrual, and has the economic characteristics of another type of investment the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

 What is a prepaid contract?

 A prepaid contract is a financial instrument, such as a forward contract. The owner of a prepaid contract pays an initia1 amount in order to receive a future contingent payment based on the value of an index or other underlying benchmark at a specified time.

 Currency-linked ELEMENTS

 What Is the tax treatment of Currency Linked ELEMENTS?

 The Currency-linked ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of Currency-linked
ELEMENTS generally should include the coupon payment in their income as ordinary interest at the time such coupon payments are occured or received by such holders (in accordance with their regular method of tax aceounting). Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of Currency- linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

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